UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2011

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held May 12, 2011. In connection with the meeting, proxies were solicited pursuant to the Securities and Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2011 Proxy Statement filed on April 6, 2011.

(1) The Directors of the Company were elected as follows:

	VOTES
				BROKER
	FOR	AGAINST	ABSTAINED	NON-VOTES

Lord James Blyth	30,140,707	548,744	0	1,955,655
Frederic F. Brace.	30,563,298	126,153	0	1,955,655
Linda Walker Bynoe	28,244,956	2,464,495	0	1,955,655
Robert J. Eck	30,243,322	446,129	0	1,955,655
Robert W. Grubbs	30,214,102	475,349	0	1,955,655
F. Philip Handy	30,174,924	514,527	0	1,955,655
Melvyn N. Klein	30,173,841	515,610	0	1,955,655
George Muñoz	30,585,809	103,642	0	1,955,655
Stuart M. Sloan	30,175,055	514,396	0	1,955,655
Matthew Zell	30,573,139	116,312	0	1,955,655
Samuel Zell	28,309,641	2,379,810	0	1,955,655

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 29,978,638 shares “for” and 551,488 shares “against” with 159,325 shares abstaining. There were 1,955,655 broker non-votes.

(3) An advisory proposal on the frequency with which stockholders preferred to vote on the compensation of the Company’s named executive officers received 16,182,018 shares voted in favor of one year, 1,647,163 shares voted in favor of two years and 12,663,047 shares voted in favor of three years. There were 197,223 shares abstaining and 1,955,655 broker non-votes. The Company will hold another advisory vote on the compensation of its named executive officers next year in accordance with the frequency receiving the most votes.

(4) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2011 by a vote of 32,182,246 shares “for” and 450,835 shares “against” with 12,025 shares abstaining.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

May 16, 2011	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Executive Vice President - Finance and Chief Financial Officer